                                                                    EXHIBIT 3.1



                              State of Delaware
                                                                          PAGE 1

                       Office of the Secretary of State
                       --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "WHOLESALE CELLULAR USA, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF FEBRUARY, A.D. 1994, AT 9 O'CLOCK A.M.

                    [GREAT SEAL OF THE STATE OF DELAWARE]





                                   /s/ Edward J. Freel
                                   -----------------------------------
                                   Edward J. Freel, Secretary of State

2374964  8100                      AUTHENTICATION:          8511710
971195396
                                             DATE:          06-13-97

                         CERTIFICATE OF INCORPORATION
                                      OF
                         WHOLESALE CELLULAR USA, INC.

     FIRST:   The name of the Corporation is:

              WHOLESALE CELLULAR USA, INC.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is eleven million (11,000,000) shares, of which ten million (10,000,000) shares shall be Common Stock, par value $.01 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.01 per share.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the

Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

          (a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof,

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption,

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

      (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

      (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

      (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

      (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

      The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

      FIFTH:   The name and address of the sole incorporator are as follows:

      Name                        Address
      ----                        -------

   Ralph D. Mosley, Jr.       405 Lexington Avenue
                              New York, New York 10174

      SIXTH:   Unless required by law or determined by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

      SEVENTH: The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

      EIGHTH:   The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-laws of the Corporation.

      NINTH:    All persons who the Corporation is empowered to indemnify
pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

      TENTH:    No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article TENTH shall adversely affect any rights of any person pursuant to this Article TENTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

      The undersigned incorporator hereby affirms that the statements made herein are true under penalties of perjury, and is hereby executing this Certificate of Incorporation this 1st day of February, 1994.




                                        /s/ Ralph D. Mosley, Jr.    (L.S.)
                                        ----------------------------
                                        Ralph D. Mosley, Jr.

                              State of Delaware
                                                              PAGE 1
                       Office of the Secretary of State

                       --------------------------------



      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

      "WHOLESALE CELLULAR USA, INC.", A INDIANA CORPORATION,

      WITH AND INTO "WHOLESALE CELLULAR USA, INC." UNDER THE NAME OF "WHOLESALE CELLULAR USA, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTEENTH DAY OF MARCH, A.D. 1994, AT 9 O'CLOCK A.M.


                    [GREAT SEAL OF THE STATE OF DELAWARE]










                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State
2374964  8100M
971195396                                   AUTHENTICATION:  8511711

                                                      DATE:  06-13-97

                            CERTIFICATE OF MERGER

                                      OF

                         WHOLESALE CELLULAR USA, INC.

                                     INTO

                         WHOLESALE CELLULAR USA, INC.

                 -------------------------------------------
                        Pursuant to Section 252(c) of
                     the Delaware General Corporation Law
                 -------------------------------------------

      Wholesale Cellular USA, Inc., a corporation formed under the laws of the State of Delaware, desiring to merge with Wholesale Cellular USA, Inc., a corporation formed under the laws of the State of Indiana, pursuant to the provisions of Section 252(c) of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST:   The names and states of incorporation and the authorized capital stock of each constituent corporation are:

                        State of              Authorized
Name                 Incorporation          Capital Stock
----                 -------------          -------------

Wholesale Cellular      Delaware         10,000,000 common shares,
 USA, Inc.                               $.01 par value
                                          1,000,000 preferred shares,
                                         $.01 par value

Wholesale Cellular      Indiana          1,000 common shares,
 USA, Inc.                               no par value

      SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 252(c) of the Delaware General Corporation Law.

      THIRD:   The name of the surviving corporation is Wholesale Cellular USA,
Inc., a Delaware corporation.

      FOURTH:   The Certificate of Incorporation of Wholesale Cellular USA,
Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

      FIFTH:    An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of Wholesale Cellular USA, Inc., a Delaware corporation, 5720 West 71st Street, Indianapolis, IN 46278, and a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

      IN WITNESS WHEREOF, Wholesale Cellular USA, Inc., a Delaware corporation, has caused this Certificate to be executed by its officers hereunto duly authorised this 14th day of March, 1994.



                                          WHOLESALE CELLULAR USA, INC.
                                          a Delaware corporation


                                          By: /s/ Robert Laikin, President
                                              ------------------------------
                                                  Robert Laikin, President


ATTEST:


/s/ [signature]
----------------------
Secretary

                              State of Delaware
                                                              PAGE 1
                       Office of the Secretary of State

                       --------------------------------



      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

      "BRIGHTPOINT, INC.", A DELAWARE CORPORATION,

      WITH AND INTO "WHOLESALE CELLULAR USA, INC." UNDER THE NAME OF "BRIGHTPOINT, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTH DAY OF SEPTEMBER, A.D. 1995, AT 9 O'CLOCK A.M.


                    [GREAT SEAL OF THE STATE OF DELAWARE]










                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State
2374964  8100M
971195396                                   AUTHENTICATION:  8511712

                                                      DATE:  06-13-97

                     CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                              BRIGHTPOINT, INC.,
                           a Delaware Corporation,

                                     INTO

                        WHOLESALE CELLULAR USA, INC.,
                            a Delaware Corporation

                     -----------------------------------

      It is hereby certified that:

      1. Wholesale Cellular USA, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

      2. The Corporation is the owner of all of the outstanding shares of the no par value common stock of, which constitutes all of the capital stock of, Brightpoint, Inc., which is also a business corporation of the State of Delaware.

      3. On July 27, 1995, the Board of Directors of the Corporation adopted the following resolutions to merge Brightpoint, Inc., into the Corporation:

           RESOLVED, that Brightpoint, Inc., be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Brightpoint, Inc., be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Brightpoint, Inc., in its name; and

           FURTHER RESOLVED, that this Corporation shall assume all of the obligations of Brightpoint, Inc.; and

           FURTHER RESOLVED, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction; and

           FURTHER RESOLVED, that this Corporation shall change its corporate name to Brightpoint, Inc.; and

           FURTHER RESOLVED, that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be Sept. 15, 1995.

      Executed on July 27, 1995.

                                     WHOLESALE CELLULAR USA, INC.



                                     By: /s/ J. Mark Howell
                                         ---------------------------
                                         J. Mark Howell,
                                         Executive Vice President















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
                              State of Delaware
                                                              PAGE 1
                       Office of the Secretary of State

                       --------------------------------



      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BRIGHTPOINT, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF MAY, A.D. 1996, AT 9 O'CLOCK A.M.


                    [GREAT SEAL OF THE STATE OF DELAWARE]










                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State
2374964  8100
971195396                                   AUTHENTICATION:  8511713

                                                      DATE:  06-13-97

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                              BRIGHTPOINT, INC.

                  -----------------------------------------
                  Adopted in accordance with the provisions
                  of Section 242 of the General Corporation
                         Law of the State of Delaware
                  -----------------------------------------

        The undersigned, being the Executive Vice President of BRIGHTPOINT, INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

        FIRST:   That the Certificate of Incorporation of the Corporation has
been amended as follows by striking out the first paragraph of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new first paragraph of Article FOURTH, reading as follows:

        "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty-Six Million (26,000,000) shares, of which Twenty-Five Million (25,000,000) shares shall be Common stock, par value $.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share."

        SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have signed this Certificate this 29th day of May, 1996.

                                                 BRIGHTPOINT, INC.

                                                 By: /s/ J. Mark Howell
                                                    -------------------------
                                                    Name: J. Mark Howell
                                                    Title: Executive Vice
                                                           President

                              State of Delaware
                                                              PAGE 1
                       Office of the Secretary of State

                       --------------------------------



      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BRIGHTPOINT, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF MAY, A.D. 1997, AT 9 O'CLOCK A.M.





                    [GREAT SEAL OF THE STATE OF DELAWARE]







                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State
2374964  8100
971195396                                   AUTHENTICATION:  8511714

                                                      DATE:  06-13-97

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                              BRIGHTPOINT, INC.

--------------------------------------------------------------------------------

   Adopted in accordance with the provisions of Section 242 of the General
                   Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

          The undersigned being an Executive Vice President of BRIGHTPOINT, INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

          FIRST:    That the Certificate of Incorporation of the Corporation
has been amended as follows by striking out the first paragraph of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new first paragraph of Article FOURTH, reading as follows:

          "FOURTH:   The total number of shares of capital stock which the
Corporation shall have authority to issue is One Hundred One Million (101,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $.01 per share and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share."

          SECOND:   That such amendment has been duly adopted by the
affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of the General Corporation law of the State of Delaware.

          IN WITNESS WHEREOF, I have signed this Certificate this 25th day of April, 1997.

                                                 BRIGHTPOINT, INC.


                                                 By: /s/ Steven E. Fivel
                                                    ----------------------------
                                                    Steven E. Fivel
                                                    Executive Vice President